Exhibit 99.1

Contact
Investor Relations
Phone: (441) 278-0988
Email: investorrelations@endurance.bm
ENDURANCE PROVIDES INITIAL ESTIMATE OF LOSSES FROM TOHOKU EARTHQUAKE AND TSUNAMI
PEMBROKE, Bermuda — April 14, 2011 — Endurance Specialty Holdings Ltd. (NYSE:ENH), a Bermuda-based specialty provider of property and casualty insurance and reinsurance, today announced estimated losses related to the earthquake and tsunami that occurred off the coast of Tohoku, Japan on March 11, 2011 of $125 million. The net losses for this event will be included in Endurance’s first quarter 2011 results.
Endurance’s loss estimate is pre-tax and net of reinsurance and reinstatement premiums. Endurance’s loss estimate is largely derived from a combination of its proprietary catastrophe modeling, standard industry models, a review of in-force contracts and preliminary indications from clients and brokers. To date, reported claims as a result of the Tohoku earthquake and subsequent tsunami have been limited. In addition, Endurance’s loss estimate in connection with the Tohoku earthquake and tsunami involves the exercise of considerable judgment due to the size and scope of the losses incurred in Japan. Accordingly, actual losses incurred by Endurance in connection with the Tohoku earthquake and tsunami may ultimately differ materially from our initial estimated losses.
About Endurance Specialty Holdings
Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, agriculture and professional lines of insurance and property, catastrophe, casualty, aerospace and marine, and surety and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard & Poor’s. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit http://www.endurance.bm.
Safe Harbor for Forward-Looking Statements
Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically (both as to underwriting and investment matters). Statements regarding our loss estimates with respect to the Tohoku earthquake and tsunami and statements which include the words “should,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2010.
Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # #